UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2026

BOLD EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42385	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Fifth Avenue
New York, NY 10075
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right to receive one twentieth (1/20) of a Class A ordinary share	BEAGU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	BEAG	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one twentieth (1/20) of one Class A ordinary share	BEAGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Business Combination Agreement

On September 25, 2026, Bold Eagle Acquisition Corp., a Cayman Islands exempted company (“Bold Eagle”, and following the Domestication described below, “PubCo”), REDL Intermediate Holdings, LLC, a Delaware limited liability company (“REDLattice”), BEAC Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Bold Eagle (“Merger Sub”), and, solely for the purposes of Section 6.9(e) thereof, REDL Ultimate Holdings, LP, a Delaware limited partnership (“Ultimate Holdings”), entered into a Business Combination Agreement (the “Business Combination Agreement”). Ultimate Holdings is the direct parent of REDLattice. Pursuant to the Business Combination Agreement, (i) Bold Eagle will de-register in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware, migrating to and domesticating as a Delaware corporation (the “Domestication”), and (ii) following the Domestication, Merger Sub will merge with and into REDLattice (the “Merger”, and together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with REDLattice surviving the Merger as a wholly-owned subsidiary of PubCo.

REDLattice, together with its subsidiaries, is in the business of providing design, development, research, implementation, engineering, exploitation, maintenance and support services for cyber intelligence platforms and software services, tools, solutions, and products, as well as other related government services, in each case, to government, intelligence, and defense customers.

The Business Combination Agreement and the Business Combination were unanimously approved by the board of directors of Bold Eagle, the board of managers of REDLattice, and the board of supervisors of Ultimate Holdings. The closing of the Business Combination (the “Closing”) is expected to occur following the receipt of the required approval by Bold Eagle’s shareholders and the satisfaction of the closing conditions described below.

Conversion of Securities

Immediately prior to the Domestication, the following will occur in the following order: (1) to the extent any units of Bold Eagle (“Bold Eagle Units”) remain outstanding and unseparated, the Class A ordinary shares and public rights comprising each such Bold Eagle Unit will automatically separate (the “Unit Separation”); (2) each holder of each issued and outstanding Class B ordinary share of Bold Eagle, par value $0.0001 per share (the “Bold Eagle Class B Shares” or the “Founder Shares”), will irrevocably and unconditionally elect to convert, on a one-for-one basis, each Bold Eagle Class B Share held by it into one Class A ordinary share of Bold Eagle, par value $0.0001 per share (the “Bold Eagle Class A Shares,” and together with the Bold Eagle Class B Shares, the “Bold Eagle Ordinary Shares”) (the “Class B Share Conversion”); (3) each issued and outstanding public right of Bold Eagle will automatically convert into one-twentieth (1/20th) of one Bold Eagle Class A Share, with any fractional shares rounded down (the “Rights Conversion”); and (4) Bold Eagle will effect the redemption of the Bold Eagle Class A Shares initially issued in Bold Eagle’s initial public offering (the “Public Shares” and the holders of Public Shares, the “Public Shareholders”) that are validly submitted for redemption and not withdrawn.

At the effective time of the Domestication, each outstanding Bold Eagle Class A Share (excluding Public Shares validly submitted for redemption, but including Bold Eagle Class A Shares issued upon the Class B Share Conversion and the Rights Conversion) will be reclassified as one share of common stock, par value $0.0001 per share, of PubCo (the “PubCo Common Stock”). Immediately following the Domestication and immediately prior to the effective time of the Merger, Eagle Equity Partners IV, LLC, the sponsor of Bold Eagle (the “Sponsor”), will cause 2,035,000 shares of PubCo Common Stock held by it (the “Sponsor Earn-Out Shares”) to become subject to vesting and forfeiture conditions tied to the trading price of PubCo Common Stock during the period commencing on the Closing Date and expiring on the fifth (5th) anniversary of the Closing Date (the “Earn-Out Period”) (the “Sponsor Earn-Out Arrangement”). Pursuant to the Sponsor Earn-Out Arrangement, the Sponsor Earn-Out Shares will vest in three tranches, with 767,500 shares vesting if the trading price of PubCo Common Stock equals or exceeds $12.50 per share, 767,500 shares vesting if the trading price of PubCo Common Stock equals or exceeds $15.00 per share and 500,000 shares vesting if the trading price of PubCo Common Stock equals or exceeds $17.50 per share, respectively, for any twenty (20) trading days within any thirty (30) consecutive trading day period during the Earn-Out Period, and will otherwise be forfeited to PubCo for no consideration upon expiration of the Earn-Out Period. In the event of a PubCo Sale during the Earn-Out Period, the Sponsor Earn-Out Shares will vest on an accelerated basis depending on the PubCo Sale Price (as defined in the Business Combination Agreement), including on a pro rata basis if the PubCo Sale Price is at least $12.50 but less than $15.00 per share or at least $15.00 per share but less than $17.50 per share.

Immediately prior to the effective time of the Merger and as a condition to the consummation of the Merger, Ultimate Holdings will effect a redemption of the Ultimate Holdings Class B Units in exchange for an equivalent number of REDLattice Class B Units and, immediately following such redemption, REDLattice’s outstanding Class V Units, Class P Units, Class A Units, vested Class B Units, and Class S Units will be reclassified into REDLattice Class A-1 Units and REDLattice’s unvested Class B Units will be recapitalized into REDLattice Class A-2 Units (collectively, the “REDLattice Recapitalization”).

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In accordance with the terms and subject to the conditions set forth in the Business Combination Agreement, at the effective time of the Merger (the “Merger Effective Time”), each REDLattice Class A-1 Unit issued and outstanding as of immediately prior to the Merger Effective Time (excluding treasury units) will automatically be cancelled and converted into the right to receive a number of shares of PubCo Common Stock equal to the Consideration Ratio (as defined below), and each REDLattice Class A-2 Unit issued and outstanding as of immediately prior to the effective time of the Merger will automatically be cancelled and converted into a corresponding number of restricted shares of PubCo Common Stock equal to the Consideration Ratio, containing the same vesting and other provisions as applied to such REDLattice Class A-2 Unit immediately prior to the Merger Effective Time. Following the Merger, there will be a single class of PubCo Common Stock outstanding. Additionally, at the Merger Effective Time, each outstanding and unexercised option to purchase REDLattice Units (each, a “REDLattice Option”) will be assumed by PubCo and become an option of PubCo (each, a “PubCo Option”) containing the same terms, conditions, vesting, and other provisions as are applicable to such REDLattice Option immediately prior to the Merger Effective Time, provided that each PubCo Option will be exercisable for the number of shares of PubCo Common Stock equal to the Consideration Ratio multiplied by the number of REDLattice Units subject to the REDLattice Option as of immediately prior to the Merger Effective Time, rounded down to the nearest whole share, at an exercise price equal to the per unit exercise price of the REDLattice Option divided by the Consideration Ratio, rounded up to the nearest whole cent.

The “Aggregate Merger Consideration” to be issued to the holders of REDLattice Units (the “REDLattice Unitholders”) in connection with the Merger will be a number of shares of PubCo Common Stock determined by dividing (a) the Equity Value (as defined below) by (b) $10.00. “Equity Value” means an amount equal to the sum of (x) $1,250,000,000 minus Closing Indebtedness (as defined below) (the “Base Equity Value”), plus (y) the aggregate exercise price that would be paid to REDLattice in respect of all REDLattice Options if exercised in full immediately prior to the Merger Effective Time. The “Closing Indebtedness” includes all Indebtedness outstanding as of the Closing. The “Consideration Ratio” is the number of shares of PubCo Common Stock to be issued in exchange for each issued and outstanding REDLattice Unit upon the Merger, and is equal to the quotient obtained by dividing (i) the Aggregate Merger Consideration by (ii) the Aggregate Fully Diluted REDLattice Units. The “Aggregate Fully Diluted REDLattice Units” means the sum, without duplication, of (1) the aggregate number of REDLattice Units issued and outstanding immediately prior to the Merger Effective Time, plus (2) the aggregate number of REDLattice Units that are issuable upon, or subject to, the exercise or settlement of REDLattice Options (whether or not then vested or exercisable), in each case, that are outstanding immediately prior to the effective time of the Merger.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties by the parties thereto. The Business Combination Agreement also contains customary pre-Closing covenants of the parties, including the obligation of Bold Eagle and REDLattice and their respective subsidiaries to conduct their businesses in the ordinary course and to refrain from taking certain specified actions, subject to certain exceptions, without the prior written consent of each other.

The Business Combination Agreement also provides that Bold Eagle will use its reasonable best efforts to cause PubCo’s securities to be approved for listing on the New York Stock Exchange, NYSE American LLC, or the Nasdaq Stock Market (collectively, the “Stock Exchange”).

Indemnification and Insurance

The Business Combination Agreement provides that all existing rights to indemnification in favor of directors, officers and managers of Bold Eagle, Merger Sub, and REDLattice will survive the consummation of the Business Combination and will remain in full force and effect for a period of six (6) years following the Closing. PubCo’s certificate of incorporation and bylaws (as adopted at the Domestication) will also contain provisions with respect to indemnification, exculpation and advancement of expenses no less favorable than comparable provisions within Bold Eagle’s and REDLattice’s organizational documents.

The Business Combination Agreement also provides that, at or prior to the Closing, each of Bold Eagle and REDLattice will purchase a separate “tail” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Closing, covering each person currently covered by their respective existing directors’ and officers’ liability insurance policies, on terms no less favorable than those currently in effect, for a six (6)-year period following the Closing; provided that neither Bold Eagle nor REDLattice will be required to expend on the premium in excess of 300% of the aggregate annual premiums currently payable under their respective current policies.

Following the date of the Closing (the “Closing Date”), the exculpation, indemnification and advancement of expenses provisions currently in effect for the benefit of directors, officers and managers of Bold Eagle, Merger Sub, and REDLattice, including under any existing indemnification agreements between such persons and Bold Eagle, Merger Sub, or REDLattice, will continue in effect on the terms described above. Additionally, at the effective time of the Domestication and the effective time of the Merger, respectively, PubCo and REDLattice will assume Bold Eagle’s existing rights and obligations under indemnification agreements between Bold Eagle and the Parent Indemnitees, including the Administrative Services and Indemnification Agreement, dated as of October 23, 2024, by and among Bold Eagle, the Sponsor and Eagle Equity Partners, LLC, and such assumed obligations, including with respect to indemnification, exoneration, exculpation, advancement and expense reimbursement, will continue to be effective following the Closing.

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Registration Statement / Proxy Statement

As promptly as reasonably practicable after the date of the Business Combination Agreement, Bold Eagle will prepare and file a registration statement on Form S-4 relating to the Business Combination and certain other matters (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”), which will contain a combined proxy statement/prospectus relating to a special meeting of Bold Eagle’s shareholders to approve the Business Combination (the “Bold Eagle Shareholder Meeting”).

Governance

The Business Combination Agreement provides that PubCo’s board of directors will initially consist of nine (9) directors where: (i) six (6) directors will be designated by REDLattice (at least two (2) of whom will qualify as independent directors); (ii) one (1) director will be REDLattice’s Chief Executive Officer; (iii) one (1) independent director will be nominated by the Sponsor and approved by REDLattice; and (iv) one (1) independent director will be mutually agreeable to the Sponsor and REDLattice. The officers of REDLattice immediately prior to the effectiveness of the Merger are expected to be the officers of PubCo as of immediately after the effectiveness of the Merger, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

PubCo Certificate of Incorporation and Bylaws

Pursuant to the Business Combination Agreement, concurrently with Closing, Bold Eagle will file a certificate of incorporation with the Secretary of State of the State of Delaware (the “PubCo COI”) and adopt bylaws (the “PubCo Bylaws”), in each case, in a form to be mutually agreed upon by Bold Eagle and REDLattice, which will govern the rights, privileges, and preferences of the holders of PubCo securities after the Closing.

Equity Incentive Plan and Employee Stock Purchase Plan

The Business Combination Agreement provides that, in connection with the consummation of the Business Combination, PubCo will adopt a customary equity incentive plan in a form to be mutually agreed by Bold Eagle and REDLattice, including an Israeli sub-plan to be submitted to the Israeli Tax Authority (the “PubCo Equity Incentive Plan”). The number of shares of PubCo Common Stock initially reserved for issuance under the PubCo Equity Incentive Plan will equal ten percent (10%) of PubCo Common Stock on a fully-diluted basis. The PubCo Equity Incentive Plan will also include an “evergreen” provision providing for an automatic increase on the first day of each fiscal year equal to five percent (5%) of PubCo Common Stock on a fully-diluted basis.

The Business Combination Agreement also provides that PubCo will adopt a customary employee stock purchase plan in a form to be mutually agreed by Bold Eagle and REDLattice (the “PubCo Employee Stock Purchase Plan”). None of the equity awards or PubCo Common Stock issued under the PubCo Equity Incentive Plan or the PubCo Employee Stock Purchase Plan will result in any deduction to the Equity Value.

PubCo Common Stock Financing Cooperation

The Business Combination Agreement also provides that, during the Interim Period, Bold Eagle and REDLattice will work diligently and use collective commercially reasonable efforts to locate and secure additional financing that, together with the Subscription Agreements for Equity Securities exchangeable for PubCo Common Stock executed on or prior to the date of the Business Combination Agreement, will be sufficient to satisfy the $100,000,000 minimum aggregate common stock closing cash condition set forth in the Business Combination Agreement, with such additional financing to be in the form of PubCo Common Stock, on terms and conditions substantially consistent, in all material respects, with the Subscription Agreement, unless otherwise mutually agreed by each of Bold Eagle and REDLattice.

Conditions to the Parties’ Obligations to Consummate the Business Combination

Under the Business Combination Agreement, the obligations of the parties to consummate the Business Combination are subject to certain conditions, including, among others: (i) delivery of the written consent of Ultimate Holdings, REDLattice’s sole member, approving the Business Combination Agreement and the transactions contemplated thereby and the requisite approval of Bold Eagle’s shareholders; (ii) the absence of adverse laws, rules, regulations, judgments, decrees, executive orders or awards making the Business Combination illegal or otherwise prohibiting its consummation; (iii) the Registration Statement having been declared effective by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), with no stop order in effect and no proceedings to suspend its effectiveness initiated or threatened by the SEC; (iv) the PubCo Common Stock having been approved for listing on the Stock Exchange; and (v) the expiration or receipt of applicable antitrust and other regulatory approvals.

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The obligations of Bold Eagle and Merger Sub to consummate the Business Combination are further subject to additional conditions, including, among others: (i) the truth and accuracy of the representations and warranties of REDLattice, subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by REDLattice with its pre-Closing agreements and covenants under the Business Combination Agreement; (iii) no Material Adverse Effect (as defined in the Business Combination Agreement) having occurred since the signing of the Business Combination Agreement that is continuing; (iv) receipt of a customary officer’s certificate of REDLattice certifying satisfaction of the foregoing conditions; (v) Ultimate Holdings having executed the Registration Rights Agreement (as defined below) and the Lock-Up Agreement (as defined below); (vi) receipt, in a form and substance reasonably acceptable to Bold Eagle, of evidence of the termination of certain contracts as set forth in the schedules to the Business Combination Agreement; (vii) certain employment agreements between certain of REDLattice’s executive employees and Bold Eagle (or one of its subsidiaries) having been entered into; and (viii) the REDLattice Recapitalization having been completed.

The obligations of REDLattice to consummate the Business Combination are further subject to additional conditions, including, among others: (i) the truth and accuracy of the representations and warranties of Bold Eagle, subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by Bold Eagle with its pre-Closing agreements and covenants under the Business Combination Agreement; (iii) receipt of a customary officer’s certificate of Bold Eagle certifying satisfaction of the foregoing conditions; (iv) the PubCo Charter having been filed with, and declared effective by, the Delaware Secretary of State; (v) the Registration Rights Agreement, Lock-Up Agreement, and the Director Nomination Agreement (as defined below) having been entered into; (vi) the aggregate cash actually received or deemed received by Bold Eagle at Closing or during the Interim Period (as defined in the Business Combination Agreement) in respect of the portion of the PIPE Investment in and for convertible notes of PubCo being greater than $250,000,000; (vii) the aggregate cash actually received or deemed received by Bold Eagle or REDLattice at the Closing or during the Interim Period in respect of the issuance and sale of PubCo Common Stock or equity interests that will convert into shares of PubCo Common Stock at the Closing, plus the aggregate cash proceeds actually received by Bold Eagle on the Closing Date pursuant to each of the AE Subscription Agreement and Sponsor Subscription Agreement, plus the aggregate cash proceeds available for release to Bold Eagle from the trust account in connection with the transaction contemplated by the Business Combination Agreement (net of redemptions, but for the avoidance of doubt, prior to the payment of Transaction Expenses (as defined in the Business Combination Agreement), being greater than or equal to $100,000,000; (viii) Merger Sub having delivered to REDLattice a copy of Merger Sub’s Internal Revenue Service Form 8832 election to be treated as a corporation for U.S. federal income tax purposes, effective as of a date no later than the Closing Date; (ix) the size and composition of PubCo’s board of directors being as set forth in the Business Combination Agreement, as described above under “Governance”; (x) the Domestication having been consummated; and (xi) Ultimate Holdings having received a valid tax certificate, in form and substance reasonably acceptable to Bold Eagle, confirming that no withholding of Israeli tax is required with respect to the portion of the Per Unit Merger Consideration (as defined in the Business Combination Agreement) payable to Ultimate Holdings that is attributable to its non-Israeli-resident equityholders.

Termination Rights

The Business Combination Agreement may be terminated under certain customary and limited circumstances (1) at any time prior to the Closing: (i) by mutual written consent of Bold Eagle and REDLattice; (ii) by either Bold Eagle or REDLattice if the Closing has not occurred on or prior to the date that is nine (9) months following the date of the Business Combination Agreement (the “Outside Closing Date”) (subject to certain automatic extensions and cure periods set forth in the Business Combination Agreement); provided, that, in the event that, as of the date that is eight (8) months following the date of the Business Combination Agreement, Aggregate Parent Common Committed Cash (as defined in the Business Combination Agreement) is less than $100,000,000 (which, for the avoidance of doubt, is not subject to cure), REDLattice shall have the right, at its sole option, to terminate the Business Combination Agreement without liability to any other party; (iii) by either Bold Eagle or REDLattice if the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable government order or other law; (2) at any time prior to the Domestication: (iv) by either Bold Eagle or REDLattice if Bold Eagle’s shareholder approvals are not obtained at the Bold Eagle Shareholder Meeting; (v) by Bold Eagle if REDLattice is in material breach of its representations, warranties or obligations that would render certain of the conditions to the obligations of Bold Eagle and Merger Sub incapable of being satisfied and such breach is not cured, or cannot be cured, within thirty (30) days following notice of such breach, or if written consent of Ultimate Holdings, is not obtained and delivered to Bold Eagle within two (2) business days after the date of the Business Combination Agreement; (vi) by REDLattice if Bold Eagle is in material breach of its representations, warranties or obligations that would render certain of the conditions to the obligations of REDLattice incapable of being satisfied and such breach is not cured, or cannot be cured, within thirty (30) days following notice of such breach; or (vii) by REDLattice if (x) REDLattice reasonably believes, upon its receipt of tangible evidence, that the aggregate cash actually received by Bold Eagle at Closing or during the Interim Period in respect of the portion of the PIPE Investment in and for convertible notes of PubCo is not reasonably expected to meet or exceed $250,000,000, and (y) within thirty (30) days following receipt by Bold Eagle of a written notice from REDLattice describing such anticipated shortfall in reasonable detail, Bold Eagle has failed to secure commitments for the funding of an additional amount of cash to satisfy such threshold. The right to terminate the Business Combination Agreement under clauses (ii), (iii), (iv) and (vii) above will not be available to a party if the failure of such party to fulfill any obligation under the Business Combination Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur.

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No party will have any liability after the termination of the Business Combination Agreement, except for liability arising out of, or incurred as a result of, a party’s willful breach of the Business Combination Agreement or such party’s Fraud (as defined in the Business Combination Agreement) occurring prior to such termination.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement filed with this Current Report on Form 8-K. The Business Combination Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Bold Eagle, REDLattice, PubCo, or Merger Sub. In particular, the assertions embodied in representations and warranties by Bold Eagle, REDLattice, PubCo, and Merger Sub contained in the Business Combination Agreement are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement, including being qualified by confidential information in the disclosure schedules provided by the parties in connection with the execution of the Business Combination Agreement, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to security holders. The confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual state of facts about Bold Eagle, REDLattice, PubCo, and Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Bold Eagle’s public disclosures.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Subscription Agreement

Contemporaneously with the execution of the Business Combination Agreement, Bold Eagle entered into subscription agreements (the “Subscription Agreements”) with certain qualified institutional buyers, institutional accredited investors, and other accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed, subject to the terms and conditions therein, to subscribe for and purchase, immediately prior to the Closing, (i) shares of PubCo Common Stock at a purchase price equal to $10.00 per share (the “PIPE Shares”) and/or (ii) 4.00% Convertible Senior Notes due 2031 (“Convertible Notes”), for an aggregate investment amount of (x) up to $275,000,000 of Convertible Notes and (y) $60,000,000 of PIPE Shares (the transactions described in clauses (i) and (ii), collectively, the “PIPE Investment”). The common stock PIPE Investment includes participation by (i) an affiliate of AE Industrial Partners, an existing investor in REDLattice, and (ii) an affiliate of the Sponsor. The Convertible Notes will have the terms set forth in the indenture in respect of the Convertible Notes to be entered into in connection with the Closing between PubCo and U.S. Bank Trust Company, NA, as trustee (the “Trustee”), in substantially the form attached to the Subscription Agreement (the “Indenture”). The Convertible Notes are convertible into shares of PubCo Common Stock (the “Underlying Shares”) at an initial conversion rate equal to approximately 80 shares of PubCo Common Stock per $1,000 of principal amount of the Convertible Notes (subject to customary adjustment provisions set forth in the Indenture), and will mature on the fifth-year anniversary of the Closing Date. PIPE Investors may assign their Subscription Agreement or their rights thereunder to certain affiliated funds or accounts without consent, or to a third-party with the prior written consent of both Bold Eagle and REDLattice.

PubCo may elect to redeem the Convertible Notes, in whole or in part (subject to certain limitations), in cash only if the last reported sale price per share of the PubCo Common Stock is equal to or greater than 130% of the product of the then-applicable conversion price and the accretion ratio for a specified period of time. Following delivery of a redemption notice by PubCo, holders of the Convertible Notes will have the right, at their option, to convert their Convertible Notes prior to the redemption date based on the then-applicable conversion rate per original principal amount of Convertible Notes. Holders who convert Convertible Notes called for redemption in connection with such redemption will be entitled to a make-whole increase to the conversion rate.

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Holders of the Convertible Notes have the right to require PubCo to repurchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain exceptions. The cash repurchase price will be 100% of the accreted principal amount of the Convertible Notes at the time, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

PIPE Investors purchasing PIPE Shares may elect to satisfy their PIPE Investment by using Currently Owned Shares (as defined below) and/or Open-Market Purchase Shares (as defined below) no later than one (1) business day prior to the redemption deadline for the Bold Eagle Shareholder Meeting subject to the satisfaction of certain conditions set forth in the Subscription Agreement. The use of either Currently Owned Shares and/or Open-Market Purchase Shares would reduce the number of PIPE Shares that such PIPE Investor is obligated to purchase pursuant to the Subscription Agreement on a one-for-one basis (the “Reduction Right”). “Currently Owned Shares” means Bold Eagle Class A Shares that the PIPE Investor or its affiliates beneficially own as of the date of the Subscription Agreement. “Open-Market Purchase Shares” means Bold Eagle Class A Shares purchased by the PIPE Investor or its affiliates for their own accounts pursuant to open-market transactions with third parties at a per share price less than the final per share redemption price payable to holders of Public Shares who validly redeem their shares in connection with the Business Combination.

Bold Eagle has agreed to endeavor to, on or prior to Closing, and will in no event later than thirty (30) calendar days after the Closing date, file a shelf registration statement to register the resale of the PIPE Shares and Underlying Shares.

The closing of the PIPE Investment is expected to occur immediately prior to the Closing. The closing of the PIPE Investment is conditioned on (i) the PubCo Common Stock having been approved for listing on the Stock Exchange; (ii) all conditions precedent to the closing of the Business Combination set forth in Article IX of the Business Combination Agreement having been satisfied or waived; (iii) the absence of specified adverse laws, rules, regulations, judgments, decrees, executive orders or awards making the PIPE Investment illegal or otherwise prohibiting its consummation; and (iv) Bold Eagle and the Trustee having executed the Indenture. The obligations of Bold Eagle to consummate the PIPE Investments are further subject to additional conditions, including, among other things: (i) the truth and accuracy of the representations and warranties of the PIPE Investors, subject to customary bring-down standards; and (ii) material compliance by the PIPE Investors with their agreements and covenants under the Subscription Agreement. The obligations of the PIPE Investors to consummate the PIPE Investments are further subject to additional conditions, including, among other things: (i) the truth and accuracy of the representations and warranties of Bold Eagle in the Subscription Agreement, subject to customary bring-down standards; (ii) material compliance by Bold Eagle with its agreements and covenants under the Subscription Agreement; (iii) the Business Combination Agreement shall not have been amended, modified, or supplemented, and no condition waived thereunder, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that a PIPE Investor would reasonably expect to receive under the Subscription Agreement; (iv) receipt of a customary officer’s certificate of Bold Eagle certifying Bold Eagle’s organizational documents and providing a good standing certificate and (v) Bold Eagle and REDLattice, collectively, having received an aggregate of not less than $100 million of gross equity proceeds from (x) the issuance and sale of shares of PubCo Common Stock or securities that will convert into shares of PubCo Common Stock at the Closing funded following the date of the Subscription Agreement up to concurrently with Closing and (y) cash available for release from the Trust Account, net of amounts required to satisfy redemptions properly made and not withdrawn, but prior to the payment of any transaction expenses.

The Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement, (ii) the mutual written agreement of the parties thereto, (iii) the failure of the conditions to the consummation of the PIPE Investment as of the Closing Date of the Business Combination; and (iv) the date that is nine (9) months after the date of the applicable Subscription Agreement, provided that a PIPE Investor will not be entitled to terminate its Subscription Agreement pursuant to clause (iv) for so long as the Closing has not occurred as a result of a breach by such PIPE Investor, or an affiliate of such PIPE Investor, of its obligations under the applicable Subscription Agreement.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the Subscription Agreements, a form of which is attached as Exhibit 10.1 to this Current Report, and the Indenture, a form of which is attached as Exhibit 4.1 to this Current Report, and incorporated herein by reference.

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Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on September 25, 2026, the Sponsor and members of Bold Eagle’s board of directors and management team (collectively with the Sponsor, the “Sponsor Parties”) entered into the Sponsor Support Agreement with Bold Eagle and REDLattice, pursuant to which the Sponsor Parties agreed (i) to vote, at any meeting of the Bold Eagle shareholders, and in any action by written consent of the Bold Eagle shareholders, all Bold Eagle Ordinary Shares in favor of the Business Combination Agreement and each of the proposals presented by Bold Eagle in the Registration Statement, and against any alternative proposal or transactions, or any other transactions that would materially impede the consummation of the Business Combination, (ii) to certain non-solicitation limitations with respect to alternative proposals, (iii) to waive, conditioned upon the occurrence of Closing, any adjustment or other anti-dilution rights with respect to the rate at which Bold Eagle Class B Shares convert into Bold Eagle Class A Shares in connection with the Bold Eagle Class B Share Conversion, such that the Bold Eagle Class B Shares shall convert into Bold Eagle Class A Shares on a one-to-one basis, which waiver is effective only in connection with the Business Combination and will lapse if the Restricted Period (as defined in the Sponsor Support Agreement) ends for a reason other than the Closing, (iv) to waive any dissenters’, appraisal, or other similar rights with respect to the Business Combination Agreement and each of the proposals presented by Bold Eagle in the Registration Statement, and (v) to refrain from transferring, or exercising any redemption rights with respect to, or entering into certain hedging, swap or voting arrangements with respect to, the Bold Eagle Class B Shares (including the Bold Eagle Class A Shares and shares of PubCo Common Stock issued upon conversion thereof) and the 358,000 Class A ordinary shares of Bold Eagle issued to the Sponsor in a private placement concurrently with the closing of Bold Eagle’s initial public offering (including shares of PubCo Common Stock issued upon conversion thereof) (collectively, the “Sponsor Lock-Up Shares”), except to certain permitted transferees who execute a joinder agreeing to be bound by the Sponsor Support Agreement, until the earlier of (A) 180 days after the Closing Date and (B) the date on which a PubCo Sale is consummated (the “Lock-Up Period”). Permitted transfers of the Sponsor Lock-Up Shares include, among others, transfers to officers, directors or affiliates of Bold Eagle, PubCo or the Sponsor, transfers to members, managers, officers or directors of the Sponsor or their affiliates, transfers to affiliates of a Sponsor Party or entities under common investment management, transfers by a natural person by gift, by will or intestate succession, or pursuant to a qualified domestic relations order, transfers by operation of law upon dissolution of the Sponsor, and entry into a Rule 10b5-1 trading plan that does not permit any sales of Sponsor Lock-Up Shares during the Lock-Up Period, in certain cases, subject to the transferee’s execution of a joinder agreeing to be bound by the Sponsor Support Agreement.

Additionally, the Sponsor agreed to the vesting and forfeiture terms of the Sponsor Earn-Out Arrangement applicable to the Sponsor Earn-Out Shares, as described above under “Business Combination Agreement.” The Sponsor further agreed that, if Bold Eagle Transaction Expenses (as defined in the Business Combination Agreement) as of immediately prior to the Merger Effective Time exceed $20,000,000 (or such higher amount as may be mutually agreed by Bold Eagle and REDLattice), the Sponsor will waive repayment of any indebtedness owed to the Sponsor or its affiliates to the extent necessary to ensure that Bold Eagle Transaction Expenses do not exceed such limit.

The Sponsor Support Agreement will automatically terminate upon the earlier of (i) the termination of the Lock-Up Period, (ii) the termination of the Business Combination Agreement in accordance with its terms and (iii) the liquidation of Bold Eagle prior to the Closing, or upon the mutual written agreement of Bold Eagle and REDLattice.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreement

In connection with the Closing, PubCo, REDLattice and Ultimate Holdings will enter into the Lock-Up Agreement, pursuant to which Ultimate Holdings will agree not to transfer, whether by sale, assignment, pledge, hypothecation, hedge or other disposition, or through the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position (each, a “Transfer”), or enter into certain hedging, swap or voting arrangements with respect to, any shares of PubCo Common Stock issued to it upon conversion of its Company Class A-1 Units in connection with the Business Combination, or any shares of PubCo Common Stock that Ultimate Holdings acquires following the Closing (the “Lock-Up Shares”), during the Lock-Up Period. Permitted Transfers during the Lock-Up Period include, among others, Transfers to officers, directors or affiliates of REDLattice, PubCo or Ultimate Holdings, Transfers to limited partners or affiliates of Ultimate Holdings, Transfers by operation of law upon dissolution of Ultimate Holdings, and entry into a Rule 10b5-1 trading plan that does not permit any sales of Lock-Up Shares during the Lock-Up Period, in certain cases, subject to the transferee’s execution of a joinder agreeing to be bound by the Lock-Up Agreement. The Lock-Up Agreement also provides that any amendment or waiver of its terms requires that PubCo concurrently amend or waive the corresponding terms of the Sponsor Support Agreement. Following the Closing, PubCo will place appropriate legends on the Lock-Up Shares and deliver stop transfer instructions to the Transfer Agent reflecting the restrictions set forth in the Lock-Up Agreement.

The Lock-Up Agreement will automatically terminate upon the earlier of (i) the termination of the Lock-Up Period or (ii) the mutual written agreement of each of the Parties, provided that such termination will not relieve any party from liability for any willful and material breach of, or actual fraud in connection with, the Lock-Up Agreement occurring prior to termination, and certain customary provisions of the Lock-Up Agreement will survive such termination.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

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Registration Rights Agreement

In connection with the Closing, REDLattice, Ultimate Holdings, the Sponsor, and certain directors and officers of PubCo and other shareholders will enter into a Registration Rights Agreement with PubCo (the “Registration Rights Agreement”), which will supersede the registration rights agreement, dated as of October 23, 2024, entered into by Bold Eagle, the Sponsor and the Bold Eagle Insiders in connection with Bold Eagle’s initial public offering (the “BEAC Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, PubCo will agree that, within 30 calendar days following Closing, PubCo will file with the SEC (at PubCo’s sole cost and expense) a registration statement registering the resale of certain shares of PubCo Common Stock held by or issuable to the parties thereto, and PubCo will use its commercially reasonable efforts to have the resale registration statement declared effective as soon as reasonably practicable after filing. Such holders will be entitled to customary piggyback registration rights and each of Ultimate Holdings and the Sponsor will be entitled to request underwritten shelf takedowns off of such resale registration statement, in each case at PubCo’s sole cost and expense; provided that the Sponsor will be entitled to initiate up to two underwritten shelf takedowns under the Registration Rights Agreement, subject to a minimum expected offering size threshold. In addition, each Holder will also be entitled to conduct block trades and other coordinated offerings, in each case subject to minimum offering size thresholds and other customary conditions set forth in the Registration Rights Agreement.

The Registration Rights Agreement supersedes and terminates the BEAC Registration Rights Agreement, effective as of the Closing, and no party thereto will have any further rights under the BEAC Registration Rights Agreement from and after such time. The Registration Rights Agreement will terminate with respect to any holder party thereto on the date that such holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Director Nomination Agreement

In connection with the Closing, PubCo and Ultimate Holdings will enter into a director nomination agreement (the “Director Nomination Agreement”), pursuant to which PubCo will agree to permit Ultimate Holdings and its permitted transferees, the right to designate six individuals for appointment to PubCo’s board of directors, subject to certain conditions. The Director Nomination Agreement provides Ultimate Holdings the right to designate (i) six nominees for so long as Ultimate Holdings beneficially owns 80% or more of the voting interests held by Ultimate Holdings immediately after the effective time of the Business Combination (the “Original Amount”); (ii) five nominees for so long as Ultimate Holdings beneficially owns at least 65% and less than 80% of the Original Amount; (iii) four nominees for so long as Ultimate Holdings beneficially owns at least 50% and less than 65% of the Original Amount; (iv) three nominees for so long as Ultimate Holdings beneficially owns at least 35% and less than 50% of the Original Amount; (v) two nominees for so long as Ultimate Holdings beneficially owns at least 20% and less than 35% of the Original Amount; and (vi) one nominee for so long as Ultimate Holdings beneficially owns at least 5% and less than 20% of the Original Amount. In each case, any applicable nominee must comply with applicable law and stock exchange rules. PubCo’s board of directors will initially consist of nine (9) directors divided into three classes serving staggered three-year terms.

The foregoing description of the Director Nomination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Director Nomination Agreement, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report with respect to the issuance of PubCo Common Stock in connection with the transactions contemplated by the Business Combination Agreement and the Subscription Agreements is incorporated by reference herein. The shares of PubCo Common Stock issuable to Ultimate Holdings pursuant to the Business Combination Agreement and the PIPE Shares, Convertible Notes, and Underlying Shares (if any) issuable pursuant to the Subscription Agreements will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On September 28, 2026, Bold Eagle and REDLattice issued a joint press release announcing their entry into the Business Combination Agreement. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

In addition, furnished as Exhibit 99.2 hereto is an investor presentation, dated September 2026, that will be used by Bold Eagle and REDLattice with respect to the Business Combination.

Furnished hereto as Exhibit 99.3 are audited consolidated financial statements of REDL Intermediate Holdings, LLC and its subsidiaries as of and for the years ended December 31, 2025 and 2024.

The foregoing (including Exhibits 99.1, 99.2 and 99.3) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information about the Business Combination and Where to Find it

In connection with the Business Combination, Bold Eagle and REDLattice will prepare, and Bold Eagle will file, the Registration Statement with the SEC, which will include a preliminary proxy statement and preliminary prospectus of Bold Eagle with respect to the securities to be offered in the Business Combination. After the Registration Statement is declared effective, Bold Eagle will mail a definitive proxy statement/final prospectus to its shareholders as of a record date to be established for voting on the Business Combination. The Registration Statement, including the proxy statement/prospectus contained therein, will contain important information about the Business Combination and the other matters to be voted upon at the Bold Eagle Shareholder Meeting. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Bold Eagle and REDLattice may also file other documents with the SEC regarding the Business Combination. Bold Eagle’s shareholders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/preliminary prospectus contained therein, the amendments thereto and the definitive proxy statement/final prospectus and other documents filed in connection with the Business Combination, as these materials will contain important information about Bold Eagle, REDLattice, PubCo, and the Business Combination. The documents filed by Bold Eagle and REDLattice with the SEC also may be obtained free of charge upon written request to Bold Eagle at Bold Eagle Acquisition Corp., 955 Fifth Avenue, New York, NY 10075.

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Participants in the Solicitation

REDLattice, PubCo and Bold Eagle and their respective directors, managers and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of Bold Eagle’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests of Bold Eagle’s directors and officers in Bold Eagle’s filings with the SEC, including Bold Eagle’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 23, 2026, and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001852207/000121390026032983/ea0276711-10k_bold.htm, under the headings “Directors, Executive Officers and Corporate Governance”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence.” Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Bold Eagle’s shareholders in connection with the Business Combination will be set forth in the Registration Statement, when available. Investors, shareholders and other interested persons are urged to read the Registration Statement, the proxy statement/prospectus included therein, and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Transactions. Investors, shareholders and other interested persons will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about REDLattice, PubCo and Bold Eagle through the website maintained by the SEC at www.sec.gov.

Disclaimer

Past performance by Bold Eagle, REDLattice, and their respective management teams, is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Bold Eagle, REDLattice, and their respective management teams, or businesses associated with them as indicative of future performance of an investment or the returns that the parties will, or are likely to, generate going forward.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are based on REDLattice’s and our management’s beliefs and assumptions and on information currently available to management with respect to Bold Eagle and REDLattice and the Business Combination, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding REDLattice and statements regarding the anticipated benefits and timing of the completion of the Business Combination, and REDLattice’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “create,” “strategy,” “opportunity,” “provide,” “expand,” “will,” “would,” “will be,” “will continue,” “will likely result,” “will accelerate” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, including: uncertainties as to the timing of the Business Combination; the risk that the Business Combination may not be completed in a timely manner or at all; the risk that the Business Combination may not be completed by prior to Bold Eagle’s business combination deadline; the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of Bold Eagle’s shareholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the negotiations or definitive agreements related to the Business Combination; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; changes in business, market, financial, political and regulatory conditions; the effect of the announcement or pendency of the Business Combination on REDLattice’s business; the risk factors discussed in Bold Eagle’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 23, 2026, the Registration Statement related to the Business Combination which is expected to be filed with the SEC, and the other documents filed, or to be filed by REDLattice or Bold Eagle with the SEC from time to time. The actual results could differ materially from those expressed in, or implied by, these forward-looking statements, and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur. In addition, many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K. There may also be additional risks that REDLattice and Bold Eagle do not presently know or that REDLattice and Bold Eagle currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and none of REDLattice, Bold Eagle, or any of their respective representatives assumes any obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of REDLattice or Bold Eagle, or any of their respective representatives gives any assurance that these expectations will be achieved on the time periods expected or at all.

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No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the transaction. This Current Report on Form 8-K also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of September 25, 2026, by and among Bold Eagle Acquisition Corp., REDL Intermediate Holdings, LLC, BEAC Merger Sub, LLC, and, solely for the purposes of Section 6.9(e) thereof, REDL Ultimate Holdings, LP.
4.1	Form of Indenture.
10.1	Form of Subscription Agreement.
10.2†	Sponsor Support Agreement, dated as of September 25, 2026, by and among Bold Eagle Acquisition Corp., Eagle Equity Partners IV, LLC, REDL Intermediate Holdings, LLC, and the other parties thereto.
10.3†	Form of Lock-Up Agreement.
10.4	Form of Registration Rights Agreement.
10.5	Form of Director Nomination Agreement.
99.1	Press Release, dated September 28, 2026.
99.2	Investor Presentation, dated September 2026.
99.3	Audited Consolidated Financial Statements of REDL Intermediate Holdings, LLC and subsidiaries as of and for the years ended December 31, 2025 and 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the schedules and similar attachments to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLD EAGLE ACQUISITION CORP.

By:	/s/ Eli Baker
	Name:	Eli Baker
	Title:	Chief Executive Officer

Dated: September 28, 2026

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